Exhibit 99.1

Luby's Reports First Quarter Fiscal 2016 Results

HOUSTON, Jan. 21, 2016 /PRNewswire/ -- Luby's, Inc. (NYSE: LUB) ("Luby's") today announced unaudited financial results for its sixteen-week first quarter fiscal 2016, which ended on December 16, 2015. As announced in the company's fourth quarter fiscal 2015 earnings press release, Luby's has changed the number of reporting weeks included in the first fiscal quarter from 12 weeks to 16 weeks. This change is in part to minimize the Thanksgiving calendar shift by extending the first fiscal quarter until after Thanksgiving. The company now reports 16 weeks in its first fiscal quarter, and the remaining three quarters will typically include 12 weeks. Comparisons in this press release for the first quarter fiscal year 2016 are referred to as "first quarter."

First Quarter Highlights

  Total same-store sales increased 1.4%
  Luby's Cafeterias same-store sales increased 1.2%
  Fuddruckers same-store sales increased 1.3%
  Cheeseburger in Paradise same-store sales increased 5.5%
  Total restaurant sales increased 2.1%
  Opened two company-owned Fuddruckers restaurants located in Wisconsin and Indiana
  Opened six new Fuddruckers franchise restaurants
  Store Level Profit grew to 14.8% compared to 12.8% during the comparable 16 weeks last year
  Expenses declined in Cost of food, Payroll and related costs, Other operating and Occupancy costs
  Combo location sales grew to $7.0 million, representing 6.2% of total restaurant sales
  Adjusted EBITDA increased to $5.7 million compared to $3.3 million during the comparable 16 weeks last year

Chris Pappas, President and CEO, commented, "In the first quarter, same store-sales growth and lower expenses increased our store-level profit margin and improved earnings year over year. Our team continues to execute on our strategy to enhance store level performance across all of our brands through a defined process of investing, coaching, training, and building our leadership throughout the organization. We are focused on driving value through achieving operational excellence and efficient cost management to grow profitability and enhance shareholder value."

Same-Store Sales Year-Over-Year Comparison

	Q1 2016(3)	Q4 2015	Fiscal 2015
Luby's Cafeterias	1.2%	0.2%	0.6%
Fuddruckers Restaurants	1.3%	1.7%	1.1%
Combo Locations (1) (Represents two locations)	(1.3%)	(6.4%)	(1.8%)
Cheeseburger in Paradise	5.5%	2.8%	(2.9%)
Total same-store sales (2)	1.4%	0.7%	0.5%
(1)	Combo locations consist of a side-by-side Luby's Cafeteria and Fuddruckers Restaurant at one property location.
(2)

Note: Luby's includes a restaurant's sales results into the same-store sales calculation in the quarter after a store has been open for six complete consecutive quarters.  In the first quarter, there were 88 Luby's Cafeterias, 59 Fuddruckers Restaurants, 2 Combo locations, and 8 Cheeseburger in Paradise locations that met the definition of same-stores.

(3)

Q1 2016 same-store sales reflects the change in restaurant sales for the locations included in the same-store grouping for the 16-week first quarter relative to the comparable 16-week period in fiscal 2015.

First Quarter Restaurant Sales:
($ millions)
Restaurant Brand	Q1 2016	Q1 2015	Q1 2015 Comp Q1*	Change Comp Q1*	Change (%) Comp Q1*
	(16 weeks)	(12 weeks)	(16 weeks)	(16 weeks)	(16 weeks)
Luby's Cafeterias	$ 70,905	$ 50,548	$ 71,111	$ (206)	(0.3%)
Fuddruckers Restaurants	30,880	21,452	28,782	2,098	7.3%
Combo Locations	7,020	5,057	6,847	173	2.5%
Cheeseburger in Paradise	4,741	3,500	4,493	248	5.5%
Total Restaurant Sales	$ 113,546	$ 80,557	$ 111,233	$ 2,313	2.1%
Note: FY2016 Q1 includes high sales volume around Thanksgiving and Christmas holidays. FY2015 Q1 ended the day prior to Thanksgiving
* "Comp Q1" is the 16 week period in fiscal 2015 that is comparable to the 16 week period in fiscal 2016

  Total Restaurant sales in the first quarter increased to $113.5 million, an increase of $2.3 million versus the comparable 16 weeks of fiscal 2015.
  Luby's Cafeterias sales decreased $0.2 million versus the comparable 16 weeks of fiscal 2015, due to the closure of two Luby's Cafeterias, offset by a 1.2% increase in same-store sales. The 1.2% increase in Cafeteria same-store sales was the result of a 0.8% increase in guest traffic and a 0.4% increase in average spend per guest.
  Fuddruckers restaurant sales increased $2.1 million versus the comparable 16 weeks of fiscal 2015, due to a net increase of four operating Fuddruckers restaurants and a 1.3% increase in same-store sales. The 1.3% increase in Fuddruckers same-store sales was the result of a 4.5% increase in average spend per guest offset by a 3.2% decrease in guest traffic.
  Combo location sales increased $0.2 million in the first quarter due to the addition of our sixth Combo location, offset by a net decrease in sales at other Combo locations. Combo locations together represented 6.2% of total restaurant sales in the first quarter.
  Cheeseburger in Paradise restaurant sales increased 5.5% with all eight Cheeseburger in Paradise locations in operation included in our same-store grouping.
  Store level profit, defined as restaurant sales plus vending revenue less cost of food, payroll and related costs, other operating expenses, and occupancy costs, was $16.8 million, or 14.8% of restaurant sales, in the first quarter compared to $14.2 million, or 12.8% of restaurant sales, during the comparable 16 weeks of fiscal 2015.  Lower overall cost of food, payroll and related costs, other operating expenses and occupancy costs led to this increase in profitability. Store level profit is a non-GAAP measure, and reconciliation to income from continuing operations is presented after the financial statements.
  Culinary Contract Services revenues decreased to $4.9 million with 28 operating locations in the first quarter compared to $5.9 million during the comparable 16 weeks of fiscal 2015 with 26 operating locations. The decrease in Culinary Contract Services revenue was the result of higher sales volume locations ceasing operations over the past 12 months, replaced with lower sales volume locations.  Culinary profit was 10.0% of Culinary Contract Services sales in the first quarter and 10.3% of Culinary Contract Sales in the comparable 16-week period of fiscal 2015.  Both quarters exceeded our profit targets for the business segment.
  Franchise revenue was $2.1 million in the first quarter and in the comparable 16-week period of fiscal 2015.  In the first quarter, franchisees opened six restaurants: internationally in Italy, Colombia, and Mexico and domestically in Michigan, California, and Florida.
  Income from continuing operations was a loss of $1.7 million, or $0.06 per diluted share compared to a loss of $2.9 million, or a loss of $0.10 per diluted share, in the first quarter fiscal 2015. Excluding special items, loss from continuing operations was $1.9 million, or a loss of $0.07 per diluted share, in the first quarter fiscal 2016 compared to a loss of $2.7 million, or a loss of $0.09 per diluted share, in the first quarter fiscal 2015.

Reconciliation of loss from continuing operations to loss from continuing operations, before special items (1,2):

	Q1 FY2016		Q1 FY2015
Item	Amount ($000s)	Per Share ($)	Amount ($000s)	Per Share ($)
Loss from continuing operations	$(1,739)	(0.06)	(2,880)	(0.10)
Loss (gain) on asset disposals and impairments	(184)	(0.01)	191	0.01
Loss from continuing operations, before special items	$(1,923)	(0.07)	(2,689)	(0.09)

(1)

Luby's uses income (loss) from continuing operations, before special items, in analyzing its results, which is a non-GAAP financial measure. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. Luby's has reconciled loss from continuing operations, before special items, to loss from continuing operations, the nearest GAAP measure in context.

(2)	Per share amounts are per diluted share after tax.

Balance Sheet and Capital Expenditures

We ended the first quarter with a debt balance outstanding of $35.0 million, down from $37.5 million at the end of the fourth quarter fiscal 2015. During the first quarter, our capital expenditures were $5.7 million, compared to $3.6 million in the 12-week first quarter fiscal 2015. At the end of the first quarter, we had $1.6 million in cash and $173.4 million in total shareholders' equity.

Restaurant Counts:

	Fiscal 2016 Year Begin	2016 Q1 Openings	2016 Q1 Closings	Fiscal 2016 Q1 End
Luby's Cafeterias(1)	93			93
Fuddruckers(1)	75	2		77
Cheeseburger in Paradise	8			8
Other restaurants (2)	1			1
Total	177	2		179

(1)	Includes 6 restaurants that are part of Combo locations
(2)	Other restaurants include one Bob Luby's Seafood

Conference Call

Luby's will host a conference call on January 22, 2016 at 10:00 a.m. Central Time to discuss further its first quarter fiscal 2016 results. To access the call live, dial (412) 902-0030 and use the access code 13627673# at least 10 minutes prior to the start time, or listen live over the Internet by visiting the events page in the investor relations section of www.lubysinc.com. For those who cannot listen to the live call, a telephonic replay will be available through January 29, 2016 and may be accessed by calling (201) 612-7415 and using the access code 13627673#. Also, an archive of the webcast will be available after the call for a period of 90 days on the "Investors" section of the Company's website.

About Luby's

Luby's, Inc. (NYSE: LUB) operates 179 restaurants nationally: 93 Luby's Cafeterias, 77 Fuddruckers, 8 Cheeseburger in Paradise and one Bob Luby's Seafood Grill. The Company is the franchisor for 111 Fuddruckers franchise locations across the United States (including Puerto Rico), Canada, Mexico, Italy, the Dominican Republic, Panama, Chile, and Colombia. Additionally, a licensee operates 35 restaurants with the exclusive right to use the Fuddruckers proprietary marks, trade dress, and system in certain countries in the Middle East. The Company does not receive revenue or royalties from these Middle East restaurants. Luby's Culinary Contract Services provides food service management to 28 sites consisting of healthcare, higher education and corporate dining locations

This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical fact, are "forward-looking statements" for purposes of these provisions, including the statements under the caption "Outlook" and any other statements regarding scheduled openings of units, scheduled closures of units, sales of assets, expected proceeds from the sale of assets, expected levels of capital expenditures, effects of food commodity costs, anticipated financial results in future periods and expectations of industry conditions.

Luby's cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of Luby's. The following factors, as well as any other cautionary language included in this press release, provide examples of risks, uncertainties and events that may cause Luby's actual results to differ materially from the expectations Luby's describes in such forward-looking statements: general business and economic conditions; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of Luby's business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in Luby's annual reports on Form 10-K and quarterly reports on Form 10-Q.

For additional information contact:

Dennard-Lascar Associates
713-529-6600
Rick Black / Ken Dennard
Investor Relations

Luby's, Inc.
Consolidated Statements of Operations (unaudited)
(In thousands, except per share data)

	Quarter Ended
	December 16, 2015	November 19, 2014
	(16 weeks)	(12 weeks)
SALES:
Restaurant sales	$113,546	$80,557
Culinary contract services	4,915	4,598
Franchise revenue	2,125	1,581
Vending revenue	158	125
TOTAL SALES	120,744	86,861
COSTS AND EXPENSES:
Cost of food	32,434	23,484
Payroll and related costs	39,424	28,686
Other operating expenses	18,421	14,219
Occupancy costs	6,642	4,942
Opening costs	397	925
Cost of culinary contract services	4,422	4,099
Cost of franchise operations	612	384
Depreciation and amortization	7,014	5,068
Selling, general and administrative expenses	13,243	9,151
Net (gain) loss on disposition of property and equipment	(279)	290
Total costs and expenses	122,330	91,248
LOSS FROM OPERATIONS	(1,586)	(4,387)
Interest income	1	1
Interest expense	(696)	(456)
Other income (expense), net	(118)	180
Loss before income taxes and discontinued operations	(2,399)	(4,662)
Benefit for income taxes	(660)	(1,782)
Loss from continuing operations	(1,739)	(2,880)
Loss from discontinued operations, net of income taxes	(72)	(139)
NET LOSS	$(1,811)	$(3,019)
Loss per share from continuing operations:
Basic	$(0.06)	$(0.10)
Assuming dilution	(0.06)	(0.10)
Loss per share from discontinued operations:
Basic	$(0.00)	$(0.01)
Assuming dilution	(0.00)	(0.01)
Net loss per share:
Basic	$(0.06)	$(0.11)
Assuming dilution	(0.06)	(0.11)
Weighted average shares outstanding:
Basic	29,133	28,890
Assuming dilution	29,133	28,890

The following table contains information derived from the Company's Consolidated Statements of Operations expressed as a percentage of sales. Percentages may not add due to rounding.

	Quarter Ended
	December 16, 2015	November 19, 2014	December 17, 2014
	(16 weeks)	(12 weeks)	(16 weeks)

Restaurants sales
Culinary contract services	94.0%	92.7%	93.1%
Franchise revenue	4.1%	5.3%	4.9%
Vending revenue	1.8%	1.8%	1.8%
TOTAL SALES	0.1%	0.1%	0.1%
	100.0%	100.0%	100.0%

COST AND EXPENSES:
(As a percentage of restaurant sales)
Cost of food	28.6%	29.2%	29.4%
Payroll and related costs	34.7%	35.6%	34.8%
Other operating expenses	16.2%	17.7%	17.1%
Occupancy costs	5.8%	6.1%	6.0%
Vending income	(0.1)%	(0.2)%	(0.1)%
Store level profit	14.8%	11.6%	12.8%

(As a percentage of total sales)
Selling, general and administrative expenses	11.0%	10.5%	10.3%
LOSS FROM OPERATIONS	(1.3)%	(5.1)%	(3.3)%

Luby's, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	December 16, 2015	August 26, 2015
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,581	$1,501
Trade accounts and other receivables, net	4,949	5,175
Food and supply inventories	4,948	4,483
Prepaid expenses	2,881	3,402
Assets related to discontinued operations	3	10
Deferred income taxes	577	577
Total current assets	14,939	15,148
Property held for sale	3,058	4,536
Assets related to discontinued operations	3,672	3,671
Property and equipment, net	199,754	200,202
Intangible assets, net	22,089	22,570
Goodwill	1,643	1,643
Deferred income taxes	13,844	12,917
Other assets	3,613	3,571
Total assets	$262,612	$264,258
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$18,912	$20,173
Liabilities related to discontinued operations	438	408
Accrued expenses and other liabilities	27,448	23,967
Total current liabilities	46,798	44,548
Credit facility debt	35,000	37,500
Liabilities related to discontinued operations	17	182
Other liabilities	7,429	7,369
Total liabilities	89,244	89,599
Commitments and Contingencies
SHAREHOLDERS' EQUITY
Common stock, $0.32 par value; 100,000,000 shares authorized; shares issued were 29,325,754 and 29,134,603, respectively; shares outstanding were 28,825,754 and 28,634,603, respectively	9,384	9,323
Paid-in capital	29,465	29,006
Retained earnings	139,294	141,105
Less cost of treasury stock, 500,000 shares	(4,775)	(4,775)
Total shareholders' equity	173,368	174,659
Total liabilities and shareholders' equity	$262,612	$264,258

Luby's, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Quarter Ended
	December 16, 2015	November 19, 2014
	(16 weeks)	(12 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,811)	$(3,019)
Adjustments to reconcile net loss to net cash provided by operating activities:
Net (gain) loss on disposition of property and equipment	(279)	290
Depreciation and amortization	7,021	5,073
Amortization of debt issuance cost	148	36
Non-cash compensation expense	75	—
Share-based compensation expense	445	322
Other non-cash compensation expense	74	—
Deferred tax benefit	(927)	(2,028)
Cash provided by operating activities before changes in operating assets and liabilities	4,746	674
Changes in operating assets and liabilities:
Decrease (Increase) in trade accounts and other receivables	226	(690)
Increase in food and supply inventories	(968)	(1,998)
Decrease in prepaid expenses and other assets	364	1,118
Increase (Decrease) in accounts payable, accrued expenses and other liabilities	1,975	(3,431)
Net cash provided by (used in) operating activities	6,343	(4,327)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from disposal of assets and property held for sale	1,916	692
Decrease in notes receivable	17	—
Purchases of property and equipment	(5,729)	(3,589)
Net cash used in investing activities	(3,796)	(2,897)
CASH FLOWS FROM FINANCING ACTIVITIES:
Credit facility borrowings	27,000	25,800
Credit facility repayments	(29,500)	(19,500)
Debt issuance costs	(42)	(50)
Proceeds received on the exercise of employee stock options	75	—
Net cash provided by (used in) financing activities	(2,467)	6,250
Net increase (decrease) in cash and cash equivalents	80	(974)
Cash and cash equivalents at beginning of period	1,501	2,788
Cash and cash equivalents at end of period	1,581	$1,814
Cash paid for:
Income taxes	$—	$—
Interest	520	451

Although store level profit, defined as restaurant sales less cost of food, payroll and related costs, other operating expenses, and occupancy costs is a non-GAAP measure, we believe its presentation is useful because it explicitly shows the results of our most significant reportable segment. The following table reconciles between store level profit, a non-GAAP measure to loss from continuing operations, a GAAP measure:

	Quarter Ended
	December 16,	November 19,	December 17,
	2015	2014	2014
	(16 weeks)	(12 weeks)	(16 weeks)

Store level profit	$16,783	$9,351	$14,218

Plus:
Sales from culinary contract services	4,915	4,598	5,908
Sales from franchise revenue	2,125	1,581	2,136

Less:
Opening costs	397	925	1,024
Cost of culinary contract services	4,422	4,099	5,302
Cost of franchise operations	612	384	539
Depreciation and amortization	7,014	5,068	6,664
Selling, general and administrative expenses	13,243	9,151	12,262
Net (gain) loss on disposition of property and equipment	(279)	290	363
Interest income	(1)	(1)	(1)
Interest expense	696	456	629
Other income (expense), net	118	(180)	(230)
Benefit for income taxes	(660)	(1,782)	(1,776)
Loss from continuing operations	$(1,739)	$(2,880)	$(2,514)

Adjusted EBITDA

Adjusted EBITDA is defined as income (loss) from continuing operations before interest, provision (benefit) for income taxes and depreciation and amortization and excluding net gain (loss) on disposing of property and equipment, provision for asset impairments, non-cash compensation expense, and other income (expense).

Adjusted EBITDA is intended as a supplemental measure of our performance that is not required by, or presented in accordance with GAAP. We believe Adjusted EBITDA provides useful information to management and investors in valuing the Company and evaluating ongoing operating results and trends and in comparing our results to other competitors. Our management uses Adjusted EBITDA in evaluating management's performance when determining incentive compensation.

Adjusted EBITDA, as defined, may not be comparable to other similarly titled measures as computed by other companies. These measures should be considered supplemental and not a substitute or superior to other GAAP performance measures.

	Quarter Ended
	December 16,	November 19,	December 17,
	2015	2014	2014
	(16 weeks)	(12 weeks)	(16 weeks)

Loss from continuing operations	$(1,739)	$(2,880)	$(2,514)
Benefit for income taxes	(660)	(1,782)	(1,776)
Depreciation and amortization	7,014	5,068	6,664
Interest expense, net	696	455	628
Net loss (gain) on disposition of assets	(279)	290	363
Employee stock-based compensation expense	529	154	194
Less: Other income (expense), net	118	(180)	(230)
Adjusted EBITDA	$5,679	$1,125	$3,329